UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2019

Mirati Therapeutics, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2019, Mirati Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “New Lease”) with ARE-SD Region No. 38, LLC (“Landlord”) for the lease of approximately 64,108 square feet of office space located at 3545 Cray Court, San Diego, California 92121, for the Company’s future principal executive offices, a laboratory for research and development and related uses.  The commencement date of the New Lease is expected to be September 21, 2020 (the “Commencement Date”) and the New Lease will expire October 1, 2030, unless terminated earlier (the “Term”).  The minimum rent payable by the Company under the New Lease will be approximately $0.3 million per month for the first year of the New Lease, which amount will increase by 3% per year over the Term.
The Company will also be responsible for the payment of additional rent to cover the Company’s share of the annual operating and tax expenses and utilities costs for the building.  The Company currently leases approximately 24,033 square feet of office and laboratory space located at 9393 Towne Centre Drive, San Diego, California 92121 pursuant to a lease with ARE-SD Region No. 20, LLC, an affiliate of the Landlord, dated June 24, 2014, as amended (the “Original Lease”), which expires pursuant to the terms described below.
On August 22, 2019, the Company also entered into a fourth amendment to the Original Lease to, among other things, extend the expiration date of the Original Lease to the date that is 10 days after the Commencement Date of the New Lease (the “Fourth Amendment”). Prior to the execution of the Fourth Amendment, the Original Lease had been scheduled to expire on January 31, 2020. In addition, the Fourth Amendment expands the size of the existing premises by adding approximately 22,105 square feet of space for no additional base rent. All other material terms and covenants from the Original Lease remain unchanged.

The foregoing descriptions of the New Lease and the Fourth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the New Lease and the Fourth Amendment, respectively, copies of which will be filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2019	Mirati Therapeutics, Inc.

	By:	/s/ Jamie A. Donadio
Jamie A. Donadio
Senior Vice President and Chief Financial Officer